SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 3, 2013

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street Ionia, Michigan	48846
(Address of principal executive office)	(Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 3, 2013, Independent Bank Corporation issued a press release regarding the completion of its redemption of all of the shares of its Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B (including all accrued and unpaid dividends) and related Warrant, both issued to the U.S. Department of the Treasury (the "Treasury") under the Troubled Asset Relief Program (TARP) Capital Purchase Program, for an aggregate payment of $81.0 million pursuant to the terms and conditions of the previously announced Securities Purchase Agreement, dated July 26, 2013, between the Company and the Treasury. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

99.1	Press Release issued on September 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	September 3, 2013	By	/s/ Robert N. Shuster
Robert N. Shuster, Principal Financial Officer